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                                                                    Exhibit 99.2


                                                                  March 27, 1998


     The undersigned hereby consents to the use of his name and information in the Registration Statement on Form SB-2 (Registration No. 333-44655) of Sherwood Brands, Inc., and in any amendments thereto or supplemental documents publicly filed in connection therewith.

                                          Signed,


                                          /s/ Zigmund Sadauskas
                                          -------------------------------------
                                          Zigmund Sadauskas